EXHIBIT 10.17

AT&T MASTER AGREEMENT
MA Reference No. 121083

CUSTOMER (“Customer”)	AT&T (“AT&T”)
Debt Resolve, INC	AT&T Corp. (If International, insert AT&T Legal Entity Signing Name)
CUSTOMER Address	AT&T Address
707 Westchester Avenue White Raines NY 10604 USA	55 Corporate Drive, Bridgewater, NJ 08807 (if International, insert AT&T Legal Entity Information)
CUSTOMER Contact	AT&T Contact
Name: Richard Rosa Title: VP of Techniology Telephone: 914-949-5500 Fax: Email: rrosa@debtresolve.com	Master Agreement Support Team Email: mast@att.com

This Agreement consists of the attached General Terms and Conditions and all schedules, exhibits and service order attachments (“Attachments”) appended hereto or subsequently signed by the parties, and that reference this Agreement (collectively, this “Agreement”). In the event of conflict among terms, the order of priority shall be the Attachments, then the General Terms and Conditions and then any Service Guide that is incorporated by reference into an Attachment.

This Agreement shall become effective when signed by authorized representatives of both parties and shall continue in effect for as long as any Attachment remains in effect, unless earlier terminated in accordance with the provisions of this Agreement. The term of each Attachment is stated in the Attachment.

AGREED:	AGREED:

CUSTOMER: Debt Resolve, INC	AT&T: AT&T Corp. (If International insert name of AT&T Signing Entity)

By:	By:
(Authorized Signature)	(Authorized Signature)

ALAN M. SILBERSTEIN	Frances M. Mikulic AT&T District Manager
(Typed or Printed Name)	(Typed or Printed Name)

PRESIDENT
(Title)	(Title)

10/31/03	Nov 03 2003
(Date)	(Date)

AT&T and Customer Proprietary

AT&T MA Reference No. 121083

The following terms and conditions shall apply to the provision and use of Services provided by AT&T pursuant to this Agreement.

Any AT&T Affiliate or Customer Affiliate may sign an Attachment in its own name and such Affiliate contract will be considered a separate, but associated, contract, incorporating these General Terms and Conditions (with the Affiliate being substituted for AT&T and Customer, as applicable); provided, however, that AT&T and Customer shall be responsible for their respective Affiliates’ performance pursuant to such Affiliate contract.

1.0 DEFINITIONS

1.1 “Affiliate” of a party means any entity that controls, is controlled by or is under common control with such party.

1.2 “AT&T”, for purposes of all remedies and limitations of liability set forth in this Agreement or any Attachment means AT&T, its Affiliates, and its and their employees, directors, officers, agents, representatives, subcontractors, interconnection service providers and suppliers.

1.3 “AT&T Software” means all Software other than Third-Party Software.

1.4 “Content” means information (excluding AT&T information) made available, displayed or transmitted (including, without limitation, information made available by means of an HTML “hot link”, a third party posting or similar means) in connection with a Service, including all trademarks, service marks and domain names contained therein, Customer and User data, and the contents of any bulletin boards or chat forums, and, all updates, upgrades, modifications and other versions of any of the foregoing.

1.5 “Customer”, for purposes of all remedies and limitations of liability set forth in this Agreement or any Attachment means Customer, its Affiliates, and its and their employees, directors, officers, agents, and representatives.

1.6 “Damages” means collectively all injury, damage, liability, loss, penalty, interest and expense incurred.

1.7 “INFORMATION” means proprietary information of either party that is disclosed to the other party in the course of performing this Agreement, provided such information (except for Content) is in written or other tangible form that is clearly marked as “proprietary” or “confidential”.

1.8 “Marks” means each party’s trade names, logos, trademarks, service marks or other indicia of origin.

1.9 “Service” means the service and/or equipment provided under the applicable Attachment.

1.10 “Service Guide” means the applicable portion of a Service Guide that is expressly identified and incorporated in an Attachment.

1.11 “Software” means all software and associated written and electronic documentation and data furnished pursuant to the Attachments.

1.12 “Third-Party Software” means Software that bears a copyright notice of an unrelated third party.

1.13 “User” means anyone who uses or accesses any Service purchased by Customer under this Agreement, including Customer Affiliates, but excluding unauthorized parties that use or access a Service without Customer’s knowledge and after Customer has taken commercially reasonable steps to prevent such unauthorized access.

2.0 CHARGES AND BILLING

2.1 Customer shall pay AT&T for Customer’s and Users’ use of the Services at the rates and charges specified in the Attachments, without deduction, setoff or delay for any reason. Charges set forth in the Attachments are exclusive of any applicable taxes. At Customer’s request and with AT&T’s consent (which may be withheld if AT&T determines there would be operational impediments or an inability to claim tax credits), Customer’s Affiliates will be invoiced separately and AT&T will accept payment from such Affiliates; provided, however, Customer is responsible if its Affiliate does not pay charges in accordance with this Agreement. AT&T may require Customer to tender a deposit, as determined by AT&T in its reasonable discretion. AT&T will rely upon commercially reasonable factors to determine the need for and amount of any deposit. Such factors may include, but are not limited to, payment history, number of years in business, history of service with AT&T, bankruptcy history, current account treatment status, financial statement analysis, commercial credit bureau rating, commitment levels and anticipated monthly charges.

2.2 Customer shall pay all taxes (excluding those on AT&T’s net income), duties, levies, shipping charges and other similar charges (and any related interest and penalties) relating to the sale, transfer of ownership, installation, license, use or provision of the Services, except to the extent a valid tax exemption certificate is provided by Customer to AT&T prior to the delivery of Services. To the extent Customer is required to withhold or deduct non-U.S. income taxes from payments due to AT&T, Customer shall use reasonable commercial efforts to reduce such tax to the maximum extent possible giving effect to the applicable Tax Convention and shall furnish AT&T with such evidence as may be required by U.S. taxing authorities to establish that such tax has been paid so that AT&T may claim any applicable credit.

2.3 Payment is due within thirty (30) days after the date of the invoice and must refer to the invoice number. Charges will be quoted and invoices shall be paid in U.S. dollars, except where a particular Attachment provides for local currency quoting, invoicing and payment. Restrictive endorsements or other statements on checks accepted by AT&T will not apply. Customer shall reimburse AT&T for all costs (including reasonable attorney fees) associated with collecting delinquent or dishonored payments. Where payments are overdue, AT&T may assess interest charges at the lower of 1.5% per month (18% per annum) or the maximum rate allowed by law.

2.4 Customer shall not be responsible for payment of charges invoiced more than six (6) months after close of the billing month in which the charges were incurred, except for 0+ calls of any type. Customer must provide written notice to AT&T specifically identifying all disputed charges and the reason for nonpayment, within six (6) months after the date of the affected invoice, or else Customer waives the dispute. Payment of such disputed charges will not be considered overdue pending investigation by AT&T, provided that nothing herein shall absolve Customer from promptly paying all undisputed charges and submitting reasonable security for payment of any withheld amounts upon demand by AT&T. Payment of any disputed charges that are determined by AT&T to be correct as a result of such investigation must be paid within fifteen (15) days of AT&T’s notice to Customer. If Customer fails to pay within that timeframe or if AT&T, in its reasonable judgment, determines that Customer’s dispute was without reasonable basis and in bad faith, then AT&T may assess interest charges calculated from the date that payment was originally due, at the lower of 1.5% per month (18% per annum) or the maximum rate allowed by law, plus reasonable attorneys’ fees.

AT&T and Customer Proprietary

AT&T MA Reference No. 121083

3.0 RESPONSIBILITIES OF THE PARTIES

3.1 AT&T agrees to provide Services to Customer in accordance with this Agreement, subject to the geographic and technical scope of the Services and availability of necessary facilities.

3.2 Each party shall comply with all applicable laws and regulations.

3.3 AT&T grants to Customer the right to permit Users to access and use the Services, provided that Customer shall remain solely responsible for such access and use.

4.0 USE OF INFORMATION

4.1 This Agreement shall be deemed to be AT&T and Customer’s INFORMATION. Customer’s Content shall be deemed to be Customer’s INFORMATION.

4.2 Each party’s INFORMATION shall, for a period of three (3) years following its disclosure (except in the case of Software, for an indefinite period): (i) be held in confidence; (ii) be used and transmitted between countries only for purposes of performing this Agreement (including in the case of AT&T, the ability to monitor and record Customer’s transmissions in order to detect fraud, check quality, and to operate, maintain and repair the Services) and using the Services; and (iii) not be disclosed except to the receiving party’s employees, agents and contractors having a need-to-know (provided that such agents and contractors are not direct competitors of the other party and agree in writing to use and disclosure restrictions as restrictive as this Article 4), or to the extent required by law (provided that prompt advance notice is provided to the disclosing party to the extent practicable).

4.3 The restrictions in this Article shall not apply to any information that: (i) is independently developed by the receiving party; or (ii) is lawfully received by the receiving party free of any obligation to keep it confidential; or (iii) becomes generally available to the public other than by breach of this Agreement.

4.4 Both parties agree to comply with privacy laws applicable to their respective businesses. Customer shall obtain any User consents legally required relating to handling of User’s Content. If Customer believes that, in the course of providing Services under this Agreement, AT&T will have access to data Customer does not want AT&T personnel to comprehend, Customer should encrypt such data so that it will be unintelligible.

5.0 PUBLICITY AND MARKS

5.1 Neither party may issue any public statements or announcements relating to this Agreement without the prior written consent of the other party.

5.2 Each party agrees not to display or use, in advertising or otherwise, any of the other party’s Marks without the other party’s prior written consent, provided that such consent may be revoked at any time.

6.0 SOFTWARE

6.1 AT&T grants Customer a personal, non-transferable and non-exclusive license (without the right to sublicense) to use Software, in object code form, solely in connection with the Services and solely in accordance with applicable written and electronic documentation. Customer will refrain from taking any steps to reverse assemble, reverse compile or otherwise derive a source code version of the Software. The Software shall at all times remain the sole and exclusive property of AT&T or its suppliers.

6.2 Customer shall not copy or download AT&T Software, except that Customer shall be permitted to make two (2) copies of AT&T Software, one for archive and the other for disaster recovery purposes. Any copy must contain the same copyright notices and proprietary markings as the original Software.

6.3 Customer shall assure that Customer’s Users comply with the terms and conditions of this Article 6.

6.4 The term of the license granted hereunder shall be coterminous with the Attachment which covers the Software and/or related Services.

6.5 Customer agrees to comply with the terms and conditions that are provided with any Third-Party Software and, in the event of a conflict, such Third-Party terms and conditions will take precedence over this Article 6 as to such Third Party Software. AT&T will pass through to Customer any warranties available from its Third Party Software suppliers, to the extent that AT&T is permitted to do so under its contracts with those suppliers.

6.6 AT&T warrants that all AT&T Software will perform substantially in accordance with its applicable published specifications for the term of the Attachment that covers the Software. If Customer returns to AT&T, within such period, any AT&T Software that does not comply with this warranty, then AT&T, at its option, will either repair or replace the portion of the AT&T Software that does not comply or refund any amount Customer prepaid for the time periods following return of such failed or defective AT&T Software to AT&T. This warranty will apply only if the AT&T Software is used in accordance with the terms of this Agreement and is not altered, modified or tampered with by Customer or Users.

7.0 ADJUSTMENTS TO MINIMUM ANNUAL REVENUE COMMITMENTS

In the event of a business downturn beyond Customer’s control, or a corporate divestiture, merger, acquisition or significant restructuring or reorganization of Customer’s business, or network optimization using other AT&T Services, or reduction of AT&T’s rates and charges, or force majeure events, any of which significantly impairs Customer’s ability to meet Customer’s minimum annual revenue commitments, if any, under an Attachment, AT&T will offer to adjust the affected minimum annual revenue commitments so as to reflect Customer’s reduced traffic volumes, after taking into account the effect of such a reduction on AT&T’s costs and the AT&T prices that would otherwise be available at the revised minimum annual revenue commitment levels. If the parties reach mutual agreement on revised minimum annual revenue commitments, AT&T will amend or replace the affected Attachment, as applicable. Notwithstanding the foregoing, this provision shall not apply to a change resulting from a decision by Customer to transfer portions of Customer’s traffic or projected growth to service providers other than AT&T. Customer must give AT&T written notice of the conditions Customer believes will require the application of this provision. This provision does not constitute a waiver of any charges, including, but not limited to, monthly recurring charges and shortfall charges, incurred by Customer prior to amendment or replacement of the affected Attachment.

AT&T and Customer Proprietary

AT&T MA Reference No. 121083

8.0 FORCE MAJEURE

Neither AT&T nor Customer shall be liable for any delay, failure in performance, loss or damage due to: fire, explosion, power blackout, earthquake, flood, the elements, strike, embargo, labor disputes, acts of civil or military authority, war, acts of God, acts or omissions of carriers or suppliers, acts of regulatory or governmental agencies, or other causes beyond such party’s reasonable control, whether or not similar to the foregoing.

9.0 LIMITATIONS OF LIABILITY

9.1 EITHER PARTY’S ENTIRE LIABILITY AND THE OTHER PARTY’S EXCLUSIVE REMEDIES, FOR ANY DAMAGES CAUSED BY ANY SERVICE DEFECT OR FAILURE, OR FOR OTHER CLAIMS ARISING IN CONNECTION WITH ANY SERVICE OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE:

(i) FOR BODILY INJURY OR DEATH TO ANY PERSON, OR REAL OR TANGIBLE PROPERTY DAMAGE, NEGLIGENTLY CAUSED BY A PARTY, OR DAMAGES ARISING FROM THE WILLFUL MISCONDUCT OF A PARTY OR ANY BREACH OF ARTICLES 4 OR 5, THE OTHER PARTY’S RIGHT TO PROVEN DIRECT DAMAGES;

(ii) FOR DEFECTS OR FAILURES OF SOFTWARE, THE REMEDIES SET FORTH IN ARTICLE 6;

(iii) FOR INTELLECTUAL PROPERTY INFRINGEMENT, THE REMEDIES SET FORTH IN ARTICLE 11;

(iv) FOR DAMAGES OTHER THAN THOSE SET FORTH ABOVE AND NOT EXCLUDED UNDER THIS AGREEMENT, EACH PARTY’S LIABILITY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES NOT TO EXCEED PER CLAIM (OR IN THE AGGREGATE DURING ANY TWELVE (12) MONTH PERIOD) AN AMOUNT EQUAL TO THE TOTAL NET CHARGES INCURRED BY CUSTOMER FOR THE AFFECTED SERVICE IN THE RELEVANT COUNTRY DURING THE THREE (3) MONTHS PRECEDING THE MONTH IN WHICH THE DAMAGE OCCURRED. THIS SHALL NOT LIMIT CUSTOMER’S RESPONSIBILITY FOR THE PAYMENT OF ALL PROPERLY DUE CHARGES UNDER THIS AGREEMENT.

(v) THE LIMITATIONS IN THIS SECTION 9.1 ARE NOT INTENDED TO PRECLUDE A PARTY FROM SEEKING INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION IN THE EVENT OF A VIOLATION BY THE OTHER PARTY OF ARTICLE 4 OR ARTICLE 5 OR CUSTOMER’S VIOLATION OF ARTICLE 6.

9.2 EXCEPT FOR THE PARTIES’ ARTICLE 11 OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, ADVANTAGE, SAVINGS OR REVENUES OF ANY KIND OR INCREASED COST OF OPERATIONS.

9.3 AT&T SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING TO: INTEROPERABILITY, ACCESS OR INTERCONNECTION OF THE SERVICES WITH APPLICATIONS, EQUIPMENT, SERVICES, CONTENT OR NETWORKS PROVIDED BY CUSTOMER OR THIRD PARTIES; SERVICE LEVELS, DELAYS OR INTERRUPTIONS (EXCEPT WHERE A CREDIT IS EXPLICITLY SET FORTH IN AN ATTACHMENT OR SERVICE GUIDE) OR LOST OR ALTERED MESSAGES OR TRANSMISSIONS; OR, UNAUTHORIZED ACCESS TO OR THEFT, ALTERATION, LOSS OR DESTRUCTION OF CUSTOMER’S, USERS’ OR THIRD PARTIES’ APPLICATIONS, CONTENT, DATA, PROGRAMS, INFORMATION, NETWORK OR SYSTEMS.

9.4 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AT&T MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON- INFRINGEMENT OR ANY REPRESENTATION OR WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

9.5 THE LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL APPLY: (i) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE; AND (I) WHETHER OR NOT DAMAGES WERE FORESEEABLE. THESE LIMITATIONS OF LIABILITY SHALL SURVIVE FAILURE OF ANY EXCLUSIVE REMEDIES PROVIDED IN THIS AGREEMENT.

10.0 TERMINATION

10.1 If a party fails to perform or observe any material term or condition of this Agreement and the failure continues unremedied for thirty (30) days after receipt of written notice, the other party may terminate or suspend for cause any Service components affected by the breach.

10.2 An Attachment may be terminated immediately upon written notice by either party if the other party has violated the other party’s Marks or materially breached any provision of Article 4, or by AT&T due to a material breach by Customer of any provision of Article 6.

10.3 AT&T may amend an applicable Tariff or Service Guide from time to time consistent with this Agreement, provided, however, that if AT&T revises an applicable Tariff or Service Guide in a manner that is material and adverse to Customer and AT&T does not effect revisions that remedy such adverse and material effect within thirty (30) days after receipt of written notice from Customer, then Customer may, as its sole remedy, elect to terminate the affected Service components on thirty (30) days’ written notice, given not later than ninety (90) days after Customer first learns of the event(s) giving rise to the termination right. However, a revision to a Tariff or Service Guide shall not be considered material and adverse to Customer if (i) it affects only Services or Service components not in substantial use by Customer at the time of the revision or (ii) it changes Rates and Charges that are not fixed (stabilized) in an Attachment.

AT&T and Customer Proprietary

AT&T MA Reference No. 121083

10.4 Termination Charges, if any, shall be as specified in an Attachment, in the event that AT&T terminates under Section 10.1 or 10.2, or Customer terminates for convenience.

10.5 Termination by either party of an Attachment does not waive any other rights or remedies it may have under this Agreement. Termination or suspension of an Attachment shall not affect the rights and obligations of the parties under any other Attachment.

11.0 FURTHER RESPONSIBILITIES

11.1 AT&T agrees to defend or settle any claim against Customer and to pay all Damages that a court may award against Customer, in any suit that alleges a Service infringes any patent, trademark, copyright or trade secret, except where the claim or suit arises out of or results from: Customer’s or User’s Content; modifications to the Service or combinations of the Service with non-AT&T services or products, by Customer or others; AT&T’s adherence to Customer’s written requirements; or, use of the Service in violation of this Agreement. Customer agrees to defend or settle any claim against AT&T and to pay all Damages that a court may award against AT&T in any suit that alleges a Service infringes any patent, trademark, copyright or trade secret, due to any of the exceptions in the preceding sentence.

11.2 Whenever AT&T is responsible under Section 11.1, AT&T may at its option either procure the right for Customer to continue using, or may replace or modify the alleged infringing Service so that the Service becomes noninfringing, but if those alternatives are not reasonably achievable, AT&T may terminate the affected Service without liability other than as stated in Section 11.1.

11.3 AT&T’s obligations and indemnities under this Agreement run exclusively to Customer and are not intended to extend to third parties that may use or be affected by Customer’s use of the services. Where Customer authorizes or permits third parties to utilize the Services, it is Customer’s responsibility to limit its liability to such parties, and, therefore, except to the extent AT&T is obligated to indemnify Customer under this Article 11, Customer agrees to defend or settle any claim against AT&T by such parties and to pay all Damages that a court may award against AT&T in any suit brought by such parties.

11.4 The indemnified party under this Article 11: (i) must notify the other party in writing promptly upon learning of any claim or suit for which indemnification may be sought, provided that failure to do so shall have no effect except to the extent the other party is prejudiced thereby; (ii) shall have the right to participate in such defense or settlement with its own counsel and at its sole expense, but the other party shall have control of the defense or settlement; and (iii) shall reasonably cooperate with the defense.

12.0 EXPORT CONTROL

12.1 The parties acknowledge that equipment, products, Software, and technical information (including, but not limited to, technical assistance and training) provided under this Agreement may be subject to export laws and regulations, and any use or transfer of the equipment, products, Software, and technical information must be in compliance with all applicable regulations. The parties will not use, distribute, transfer, or transmit the equipment, products, Software, or technical information (even if incorporated into other products) except in compliance with all applicable export regulations. If requested by either party, the other party agrees to sign written assurances and other export-related documents as may be required to comply with all applicable export regulations.

12.2 In the event any necessary export license cannot be obtained within six (6) months after application therefor, neither party shall have further obligations with respect to providing or purchasing and, if applicable, Customer shall return to AT&T, the equipment, products, Software, or technical information that is the subject matter of the unsuccessful export application.

13.0 GENERAL PROVISIONS

13.1 Any supplement to or modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both parties. A waiver by either party of any breach of this Agreement shall not operate as a waiver of any other breach of this Agreement.

13.2 This Agreement may not be assigned by either party without the prior written consent of the other, except that either party may, without the other party’s consent, assign this Agreement or such portions of any Attachment that relate to Services provided in a particular country, to a present or future Affiliate or successor, provided that any such assignment shall be contingent upon the assignor remaining responsible for the performance of its assignee and AT&T determining Customer’s assignee(s) to be creditworthy and in compliance with any eligibility criteria for the Services. AT&T may subcontract work to be performed under this Agreement, but shall retain responsibility for all such work.

13.3 If any portion of this Agreement is found to be invalid or unenforceable or if, notwithstanding Section 13.6, local law mandates a different interpretation or result, the remaining provisions shall remain in effect and the parties shall negotiate in good faith to substitute for such invalid, illegal, or unenforceable provision a mutually acceptable provision consistent with the original intention of the parties.

13.4 Any legal action arising in connection with this Agreement must begin within two (2) years after the cause of action arises.

13.5 All required notices under this Agreement shall be in writing and either mailed by certified or registered mail, postage prepaid return receipt requested, sent by express courier or hand delivered and addressed to each party at the address set forth on the cover page of this Agreement or, if the notice relates to a specific Attachment, the address set forth in such Attachment, or such other address that a party indicates in writing.

13.6 The construction, interpretation and performance of this Agreement shall be governed by the substantive law of the State of New York, excluding its choice of law rules, and applicable laws and regulations of the United States of America. The United Nations Convention on Contracts for International Sale of Goods shall not apply. The parties consent to the exclusive jurisdiction of the courts located in New York City, USA.

AT&T and Customer Proprietary

AT&T MA Reference No. 121083

13.7 This Agreement does not provide any third party (including Users) with any remedy, claim, liability, reimbursement, cause of action or other right or privilege.

13.8 The respective obligations of Customer and AT&T, which by their nature would continue beyond the termination or expiration of any Attachment or this Agreement, including, without limitation, the obligations regarding Use of Information, Publicity and Marks, Further Responsibilities and Limitations of Liability, shall survive termination or expiration.

13.9 The authentic language of this Agreement is English. In the event of a conflict between this Agreement and any translation, the English version will take precedence.

13.10 THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS, PROPOSALS, REPRESENTATIONS, STATEMENTS OR UNDERSTANDINGS, WHETHER WRITTEN OR ORAL CONCERNING THE SERVICES, OR THE RIGHTS AND OBLIGATIONS RELATING TO THE SERVICES. THIS AGREEMENT SHALL NOT BE MODIFIED, OR SUPPLEMENTED BY ANY WRITTEN OR ORAL STATEMENTS, PROPOSALS, REPRESENTATIONS, ADVERTISEMENTS, SERVICE DESCRIPTIONS OR CUSTOMER’S PURCHASE ORDER FORMS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR AN ATTACHMENT.

AT&T and Customer Proprietary